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                                                                    EXHIBIT 99.1


                               LAREDO TECHNOLOGIES
                            247 East Many Lakes Drive
                            Kalispell, Montana 59901
                            Telephone (406) 755-3815
                               Fax (406) 755-3816



                                                                October 15, 2007


Sarah Okada
Marketing Manager
Strasbaugh
825 Buckley Road
San Luis Obispo, CA 93401


Dear Sarah:

We consent to the use of data contained in the "CMP Market Forecast" dated
March 11, 2006 in the Registration Statement and related Prospectus on Amendment No. 2 to Form SB-2 (Registration No. 333-144787) of Strasbaugh and subsidiary ("Registration Statement"). We have reviewed the Registration Statement and consent to being named in the prospectus and to the use of the industry and market data in the manner presented in the Business Section of the Registration Statement. We specifically consent to the reference to us in the Business Section and under the heading "Industry and Market Data" in the Prospectus Summary Section of such Registration Statement and related prospectus.

Best regards,


/s/ Tom Tucker

Tom Tucker
President
Laredo Technologies